___________________________________________________________________________

                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.   20549
                           ____________________

                                 FORM T-1

        STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF
        1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
        TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________
                      ______________________________

                           BANKERS TRUST COMPANY
            (Exact name of trustee as specified in its charter)

 NEW YORK                                           13-4941247
(Jurisdiction of Incorporation                      (I.R.S.Employer
if not a U.S. national bank)                        Identification n.)


FOUR ALBANY STREET
NEW YORK, NEW YORK                                   10006
(Address of principal                                (Zip Code)
executive offices)
                     _________________________________

                         ALEX. BROWN INCORPORATED
            (Exact name of obligor as specified in the charter)


    MARYLAND                                         52-1434118
(State or other jurisdiction of                      I.R.S. employer
Incorporation or organization)                       Identification no.)


135 EAST BALTIMORE STREET
BALTIMORE, MD                                        21202
(Address of principal executive offices)             (Zip Code)
                      ______________________________

                               $150,000,000
                              DEBT SECURITIES
                        CONVERTIBLE DEBT SECURITIES
                    (Title of the indenture securities)
___________________________________________________________________________

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                                    -2-



Item   1. General Information.
          Furnish the following information as to the trustee.

         (a)   Name and address of each examining or
               supervising authority to which it is subject.

               Name                                       Address

               Federal Reserve Bank (2nd District)        New York, NY
               Federal Deposit Insurance Corporation      Washington, D.C.
               New York State Banking Department          Albany, NY

         (b)   Whether it is authorized to exercise corporate trust powers.

               Yes.

Item   2. Affiliations with Obligor.

          If the obligor is an affiliate of the Trustee, describe each such affiliation.

          None.

Item   3. -15. Not Applicable

Item  16. List of Exhibits.



    Exhibit 1 -     Restated Organization Certificate of Bankers Trust
                    Company dated August 7, 1990 and Certificate of
                    Amendment of the Organization Certificate of Bankers
                    Trust Company dated March 28, 1994 - Incorporated herein by reference to Exhibit 1 filed with Form 1
                    Statement, Registration No. 33-79862.

    Exhibit 2 -     Certificate of Authority to commence business -
                    Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


    Exhibit 3 -     Authorization of the Trustee to exercise corporate
                    trust powers - Incorporated herein by reference to
                    Exhibit 2 filed with Form T-1 Statement, Registration
                    No. 33-21047.

    Exhibit 4 -     Existing By-Laws of Bankers Trust Company, dated as
                    amended on September 21, 1993. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 33-52359.

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                                    -3-



     Exhibit 5 -    Not applicable.


     Exhibit 6 -    Consent of Bankers Trust Company required by Section
                    321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration
                    No. 22-18864.


     Exhibit 7 -    A copy of the latest report of condition
                    of Bankers Trust Company dated as of March 31, 1995.

     Exhibit 8 -    Not Applicable

     Exhibit 9 -    Not Applicable

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                                 SIGNATURE



     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 7th day of July, 1995.


                              BANKERS TRUST COMPANY



                              By: /s/ Jenna Kaufmann
                                   Jenna Kaufmann
                                   Assistant Vice President


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                                 SIGNATURE



     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 7th day of July, 1995.


                              BANKERS TRUST COMPANY



                              By:  Jenna Kaufmann
                                   Jenna Kaufmann
                                   Assistant Vice President

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Legal Title of Bank:  Bankers Trust Company  Call Date: 3/31/95  ST-BK: 36-4840   FFIEC 031
Address: 130 Liberty Street                  Vendor ID: D        CERT:  00623     Page RC-1
City, State    ZIP: New York, NY  10006                                           11
FDIC Certificate No.:  0   0   6   2   3

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks March 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                                                   C400
                                   Dollar Amounts in Thousands                                   RCFD      Bil Mil Thou
ASSETS                                                                                            / / / / / / / / / / / / /
1.   Cash and balances due from depository institutions (from Schedule RC-A):                            / / / / / / / / /
     a.   Noninterest-bearing balances and currency and coin(1) ................................ 0081      1,690,000       1.a.
     b.   Interest-bearing balances(2) ......................................................... 0071      2,805,000       1.b.
2.   Securities:                                                                                 / / / / / / / / / / / / /
     a.   Held-to-maturity securities (from Schedule RC-B, column A) ........................... 1754              0       2.a.
     b.   Available-for-sale securities (from Schedule RC-B, column D) ......................... 1773      3,255,000       2.b.
3    Federal funds sold and securities purchased under agreements to resell in domestic offices  / / / / / / / / / / / / /
     of the bank and of its Edge and Agreement subsidiaries, and in IBFs:                        / / / / / / / / / / / / /
     a.   Federal funds sold.................................................................... 0276      4,331,000       3.a.
     b.   Securities purchased under agreements to resell....................................... 0277        911,000       3.b.
4.   Loans and lease financing receivables:                                                      / / / / / / / / / / / / /
     a.   Loans and leases, net of unearned income (from Schedule RC-C) RCFD 2122 21,354,000     / / / / / / / / / / / / / 4.a.
     b.   LESS:   Allowance for loan and lease losses...................RCFD 3123  1,196,000     / / / / / / / / / / / / / 4.b.
     c.   LESS:   Allocated transfer risk reserve ......................RCFD 3128          0     / / / / / / / / / / / / / 4.c.
     d.   Loans and leases, net of unearned income,                                              / / / / / / / / / / / / /
          allowance, and reserve (item 4.a minus 4.b and 4.c)...............................     2125     20,158,000       4.d.
5.   Assets held in trading accounts.........................................................    3545     39,393,000       5.
6.   Premises and fixed assets (including capitalized leases)................................    2145        890,000       6.
7.   Other real estate owned (from Schedule RC-M)............................................    2150        258,000       7.
8.   Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)    2130        233,000       8.
9.   Customers' liability to this bank on acceptances outstanding............................    2155        387,000       9.
10.  Intangible assets (from Schedule RC-M)...................................................   2143         11,000       10.
11.  Other assets (from Schedule RC-F)........................................................   2160      7,797,000       11.
12.  Total assets (sum of items 1 through 11).................................................   2170     82,119,000       12.


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__________________________
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.




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Legal Title of Bank:  Bankers Trust Company   Call Date: 3/31/95   ST-BK: 36-4840  FFIEC  031
Address:       130 Liberty Street             Vendor ID: D         CERT:  00623    Page  RC-2
City, State    Zip: New York, NY  10006                                            12
FDIC Certificate No.:      0   0   6   2   3

Schedule RC--Continued
                              Dollar Amounts in Thousands                                     / / / / / / / /    Bil Mil Thou
LIABILITIES                                                                                   / / / / / / / / / / / / / / /
13. Deposits:                                                                              / / / / / / / / / / / / / / /

    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)           RCON 2200   7,086,000 13.a.
       (1) Noninterest-bearing(1) .........................RCON 6631  2,504,000.....          / / / / / / / / / / / / /  13.a.(1)
       (2) Interest-bearing ...............................RCON 6636  4,582,000.....          / / / / / / / / / / / / /  13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E   / / / / / / / / / / / / / / /
       part II)                                                                               RCFN 2200  20,209,000 13.b.
       (1) Noninterest-bearing ..................................RCFN 6631     641,000    / / / / / / / / / / / / / / /     13.b.(1)
       (2) Interest-bearing .....................................RCFN 6636  19,568,000    / / / / / / / / / / / / / / /     13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in        / / / / / / / / / / / / / / /
    domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:    / / / / / / / / / / / /
    a. Federal funds purchased........................................................             RCFD 0278   3,334,000 14.a.
    b. Securities sold under agreements to repurchase.................................             RCFD 0279     418,000 14.b.
15. a. Demand notes issued to the U.S. Treasury.......................................             RCON 2840           0 15.a.
    b. Trading liabilities............................................................             RCFD 3548  25,202,000 15.b.
16. Other borrowed money:                                                                / / / / / / / / / / / / / / /  /
    a. With original maturity of one year or less.....................................             RCFD 2332   9,875,000 16.a.
    b. With original maturity of more than one year...................................             RCFD 2333   2,307,000 16.b.
17. Mortgage indebtedness and obligations under capitalized leases....................             RCFD 2910      36,000 17.
18. Bank's liability on acceptances executed and outstanding..........................             RCFD 2920     387,000 18.
19. Subordinated notes and debentures.................................................             RCFD 3200   1,225,000 19.
20. Other liabilities (from Schedule RC-G)............................................             RCFD 2930   8,122,000 20.
21. Total liabilities (sum of items 13 through 20)....................................             RCFD 2948  78,201,000 21.
                                                                                         / / / / / / / / / / / / /
22. Limited-life preferred stock and related surplus..................................             RCFD 3282           0 22.
EQUITY CAPITAL                                                                           / / / / / / / / / / / / /
23. Perpetual preferred stock and related surplus.....................................             RCFD 3838     250,000 23.
24. Common stock......................................................................             RCFD 3230     852,000 24.
25. Surplus (exclude all surplus related to preferred stock)..........................             RCFD 3839     498,000 25.
26. a. Undivided profits and capital reserves........................................              RCFD 3632   2,681,000 26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities........              RCFD 8434     (3,000) 26.b.
27. Cumulative foreign currency translation adjustments..............................              RCFD 3284   (360,000) 27.
28. Total equity capital (sum of items 23 through 27)................................              RCFD 3210   3,918,000 28.
29. Total liabilities, limited-life preferred stock, and equity capital (sum of items 21, 22, / / / / / / / / / / / /
    and 28)..........................................................................         RCFD 3300       82,119,000 29.

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Memorandum
To be  reported only with the March Report of Condition.
   1. Indicate in the box at the right the number of the statement below that best describes the
      most  comprehensive  level  of auditing work performed for the bank  by  independent  external         Number
      auditors as of any date during 1994........................................................... RCFD      2         M.1
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
1 = Independent audit  of the  bank conducted in  accordance    4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank       authority)
2 = Independent audit of the bank's parent holding company          5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing            auditors
    standards by a certified public accounting firm which       6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company            auditors
    (but  not on the bank separately)                           7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in             8 = No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)
______________________
(1)  Including total demand deposits and noninterest-bearing time and savings deposits.

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